PRICING SUPPLEMENT NO. 65                                         Rule 424(b)(3)
DATED: March 17, 1999                                         File No. 333-61437
(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26, 1998)


                                 $7,315,015,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $15,000,000 Floating Rate Notes [_]    Book Entry Notes [x]

Original Issue Date: 3/22/99  Fixed Rate Notes [x]       Certificated Notes [_]

Maturity Date: 3/23/2009                                 CUSIP #:  073928 HN 6

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:


                                                 Optional        Optional
                         Redemption              Repayment       Repayment
Redeemable On            Price(s)                Date(s)         Price(s)

N/A                      N/A                     N/A             N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:  6.564%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:                             Interest Payment Period:


 Index Maturity:

 Spread (plus or minus):

---------------------------------

*     On each September 23 and March 23.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.




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